SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): June 12, 2001

Beckman Coulter, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-10109	95-104-0600

(State of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4300 N. Harbor Boulevard
Fullerton, California 92834-3100

(Address of principal executive offices) (Zip Code)

(714) 871-4848

(Registrant’s telephone number, including area code)

Item 5. Other Events.
Item 7. Financial Statements, Pro Forma Financial Information And Exhibits.
SIGNATURE
EXHIBIT INDEX
EXHIBIT 1.1
EXHIBIT 4.1

Item 5.	Other Events.

                         Beckman Coulter, Inc. is filing herewith certain exhibits related to its offering of Zero Coupon Convertible Senior Notes due 2021. For further information concerning the Notes, please refer to such exhibits and Beckman Coulter’s registration statement on Form S-3 (File No. 333-58968).

Item 7.	Financial Statements, Pro Forma Financial Information And Exhibits.

7(c)	Exhibits

1.1	Form of Underwriting Agreement.

4.1	Form of Supplemental Indenture.

SIGNATURE

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: June 12, 2001

BECKMAN COULTER, INC.

By:	/s/ WILLIAM H. MAY
Name:	William H. May
Title:	Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit
Number	Description

1.1	Form of Underwriting Agreement.

4.1	Form of Supplemental Indenture.